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                                                                       Exhibit 8


                                                       April 28, 1997


                                           Re: Offer to Exchange 7.53% Capital
                                                  Securities for Outstanding
                                                  7.53% Capital Securities


Republic New York Corporation
452 Fifth Avenue
New York, New York 10018

Republic New York Capital II
c/o Republic New York Corporation
452 Fifth Avenue
New York, New York  10018

Ladies and Gentlemen:

         We have acted as special tax counsel ("Tax Counsel") to Republic New York Corporation, a Maryland corporation (the "Company"), and Republic New York Capital II, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4(as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the exchange (referred to collectively herein as the "Exchange"), of: (i) up to $200,000,000 aggregate liquidation amount of 7.53% Capital Securities (the "Exchange Capital Securities"), which
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will have been registered under the Securities Act pursuant to the Registration
Statement, for a like amount of the Trust's outstanding 7.53% Capital Securities (the "Old Capital Securities"); (ii) the Company's guarantee (which is set forth in the Guarantee Agreement, dated December 4, 1996, between the Company and Bankers Trust Company, as trustee (the "Old Guarantee Trustee")) of the payment of distributions and payments upon liquidation or redemption of the Trust Securities (the "Old Guarantee") for a like guarantee (which will be set forth in a new Guarantee Agreement between the Company and Bankers Trust Company, as trustee (the "Exchange Guarantee Trustee")) of the Trust Securities (the "Exchange Guarantee"), which will have been registered under the Securities Act pursuant to the Registration Statement; and (iii) all of the Company's outstanding 7.53% Junior Subordinated Debt Securities (the "Old Junior Subordinated Debt Securities") for a like aggregate principal amount of 7.53% Junior Subordinated Debt Securities (the "Exchange Junior Subordinated Debt Securities"), which will have been registered under the Securities Act pursuant to the Registration Statement.

         All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

         In delivering this opinion letter, we have reviewed and relied upon:
(i) the Registration Statement; (ii) the Indenture, dated as of November 27,
1996 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Indenture Trustee"); (iii) the Officer's Certificate, dated December 4, 1996, made pursuant to Section 3.1 of the Indenture; (iv) forms of the Old Junior Subordinated Debt Securities and the Exchange Junior Subordinated Debt Securities; (v) the Amended and
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Restated Declaration of Trust, dated as of December 4, 1996 (the "Declaration"), among the Company, as Depositor, Bankers Trust Company, as the initial Property Trustee, Bankers Trust (Delaware), as the initial Delaware Trustee and the initial Administrative Trustees named therein; (vi) the Old Guarantee and a form of the Exchange Guarantee; and (vii) forms of the Trust Securities. Further, we have relied upon certain other statements and representations contained in the Company's letter of representations dated December 4, 1996. We have also examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that (i) the transactions related to the original issuance of the Old Junior Subordinated Debt Securities, the Old Capital Securities and the Common Securities were consummated in accordance with the terms of the documents and forms of documents described herein and (ii) the Exchange will be consummated in accordance with the terms of such documents and forms of documents.

         On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Declaration, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" and (ii) that, subject to the qualifications set forth therein, the
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discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

         We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

         Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities of law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

         We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.
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         We hereby consent to the use of this opinion for filing as Exhibit 8 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain Federal Income Tax Consequences" and "Validity of the Exchange Securities".

                                          Very truly yours,

                                          /s/ Simpson Thacher & Bartlett

                                          SIMPSON THACHER & BARTLETT